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Exhibit 23.1

        Consent of Independent Auditors, Turner, Stone & Company, L.L.P.

                          Independent Auditors' Consent


The Board of Directors and Stockholders
Humitech International Group, Inc.
Addison, Texas


We consent to the use and inclusion in this Form SB-2/A Registration Statement and the Prospectus, which is part of this Registration Statement, of our report dated March 4, 2002 on our audit of the financial statements of Humitech International Group, Inc. at December 31, 2001 and for the year then ended.

We also consent to the reference of our Firm under the caption "Experts" in the Registration Statement and Prospectus.



/s/ Turner, Stone & Company L.L.P.

Turner, Stone & Company, L.L.P.
Certified Public Accountants
Dallas, Texas
May 13, 2002